Exhibit 32.1

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

    Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman of the Board, President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of Midwest Air Group, Inc., a Wisconsin corporation (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy E. Hoeksema

Timothy E. Hoeksema

Chairman of the Board, President and Chief Executive Officer

/s/ Curtis E. Sawyer

Curtis E. Sawyer

Senior Vice President and Chief Financial Officer

Date: October 25, 2006

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.